UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On April 4, 2011, Navarre Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing that, through three of its wholly-owned subsidiaries (Navarre CP, LLC, Navarre CS, LLC and Navarre CLP, LLC), it had entered into, and on March 31, 2011 completed, the transactions contemplated by that certain Partnership Interest Purchase Agreement (the “Purchase Agreement”) with FUNimation GP, LLC, Anime LP Holdings, LLC and FUNimation LP, LLC (together, the “Buyers”). Under the Purchase Agreement, the Buyers acquired substantially all of the assets of FUNimation Productions, Ltd. and animeOnline, Ltd. (together “FUNimation Entertainment”) through the purchase of all of the general and limited partnership interests in the FUNimation Entertainment entities. As part of the Original 8-K, the Company indicated that the financial statements and pro forma financials required under Item 9.01 would be filed at a later date. This Amendment No. 1 to the Original 8-K contains the financial statements and pro forma financial information required under Item 9.01.

Item 9.01.	Financial Statements and Exhibits.
     (b) Pro Forma Financial Information
The unaudited pro forma condensed consolidated balance sheets of the Company as of December 31, 2010, and the unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended December 31, 2010, and the fiscal years ended March 31, 2010, 2009 and 2008, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.
     (d) Exhibits

2.1
Partnership Interest Purchase Agreement by and among Navarre CP, LLC, Navarre CS, LLC, and Navarre CLP, LLC, and FUNimation GP, LLC, Anime LP Holdings, LLC and FUNimation LP, LLC dated March 31, 2011 (previously filed with the Original 8-K).

99.1	Press Release, dated April 4, 2011, issued by Navarre Corporation (previously filed with the Original 8-K).
99.2
Unaudited pro forma condensed consolidated balance sheets of the Company as of December 31, 2010, and the unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended December 31, 2010, and the fiscal years ended March 31, 2010, 2009 and 2008 (filed herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: April 6, 2011	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	Secretary and General Counsel